Exhibit 10.4
FORM OF
SECOND AMENDMENT TO CHANGE IN CONTROL AGREEMENT
     This Second Amendment to the Change in Control Agreement (the “Agreement”) dated as of ______________ between Penford Corporation, a Washington corporation (the “Corporation”) and ______________ (the “Executive”) is made as of November 11, 2010.
RECITALS
     A. The Corporation and Executive intend that changes in the provision of incentives should not significantly reduce the amount payable to the Executive upon the Executive’s termination of employment after the occurrence of a Change in Control.
     B. Therefore, the Corporation and Executive deem it appropriate to adopt this Amendment to the Agreement.
     NOW, THEREFORE, the Company and the Executive agree as follows:
     1. The following sentence is added at the end of the definition “Average Target Attainment Bonus” in paragraph 1 Definitions:
Notwithstanding the foregoing, for purposes of determining the “Average Target Attainment Bonus”, the Executive shall be treated as having attained 100% of Target Bonus for each of fiscal year 2009, fiscal year 2010 and fiscal year 2011.
     2. The following sentences are added at the end of the definition “Target Bonus” in paragraph 1 Definitions:
Notwithstanding the foregoing, “Target Bonus” for fiscal year 2011 shall be _________% [2010 target bonus percentage without special additional 5% and therefore generally equal to 2009 target bonus percentage] of Executive’s Base Salary. For purposes of the definition of “Good Reason”, the level of “Target Bonus” in effect immediately prior to a Change in Control for a Change in Control occurring in fiscal year 2011 shall have the meaning set forth in the preceding sentence commencing on the earlier of (i) the first bonus period commencing on or after the Change in Control or (ii) the beginning of the calendar year commencing on or after the Change in Control.

     3. In all other respects, the Agreement, as amended, shall continue in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

PENFORD CORPORATION
By:
Title:

EXECUTIVE:

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